SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Reported):
September 11, 2002

COOKER RESTAURANT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State of other jurisdiction of incorporation or organization)

1-13044	62-1292102

(Commission File Number)	(IRS Employer Identification No.)

2609 West End Avenue, Suite 500,
Nashville, Tennessee 37203
(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code: (615) 301-2665

SIGNATURES
FIRST AMENDED PLAN OF REORGANIZATION
CONFIRMATION ORDER

Item 3. Bankruptcy or Receivership

b) On September 11, 2002 (the “Confirmation Date”), the United States Bankruptcy Court for the Southern District of Ohio (the “Court”) entered an order (the “Confirmation Order”) confirming the First Amended Plan of Reorganization, as revised, of the Company, CGR Management Corporation, and Southern Cooker Limited Partnership (together with the Company, the “Debtors”) (the “Plan”) in connection with the Company’s case under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) (Case no. 01-56156) (the “Case”). A copy of the Confirmation Order is filed as Exhibit 99.1 to this Form 8-K. As previously reported, the Company originally filed a petition for reorganization in the Court under Chapter 11 of the Bankruptcy Code on May 25, 2001.

     The following is a summary of the matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. The Company has included the Plan as Exhibit 2.1 to this Form 8-K. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 2.1 hereto and incorporated herein by reference. In addition, copies of the Plan and the related disclosure statement, including all exhibits thereto, can be obtained from the Company upon written request directed to its principal executive offices or from the Court in accordance with the Court’s procedures therefor. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

     The Debtors expect that the Effective Date of the plan will be on or about October 1, 2002.

Substantive Consolidation

     The Plan provides for the Debtors’ Assets and liabilities to be consolidated. Substantive consolidation is a process by which the assets and liabilities of different debtor entities are consolidated and the various debtor entities are treated as a single entity for purposes of the Plan. When the Debtors’ Estates are substantively consolidated (1) each of the Debtors and its respective estate shall be substantively consolidated for purposes of classification and distribution under the Plan, pursuant to section 1123(a)(5)(C) of the Bankruptcy Code, and (2) all Allowed Claims in Class 3 (as described below) shall be treated on a pari passu basis. As a result of such consolidation, the existing common stock issued by the Debtors shall be deemed canceled and surrendered and all claims of any of the Debtors against another Debtor shall be deemed canceled as of the Effective Date.

What Creditors and Interest Holders Will Receive Under The Proposed Plan

     The Plan classifies Claims and Interests in various classes according to their right to priority. The Plan states whether each class of Claims or Interests is impaired or unimpaired and provides the treatment each class will receive.

     Unclassified Claims

     As required by the Bankruptcy Code, certain types of Claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following Claims in a class:

•	Administrative Expenses. Administrative expenses are Claims for costs or expenses of administering the Debtors’ Cases, which are allowed under Bankruptcy Code section 507(a)(1) (the “Administrative Claims”). The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. Administrative Claims includes Administrative Claims of non-professionals, which will be paid in the ordinary course and Administrative Claims for professionals, which Debtors have been paying on a current basis for eighty percent (80%) of their monthly fees and one hundred percent (100%) of their monthly expenses. Accordingly, the Debtors do not believe that there will be any significant amounts owing to professionals on the Effective Date;

•	Priority Tax Claims. Priority Tax Claims are certain unsecured income, employment and other taxes described by Bankruptcy Code section 507(a)(8). The Bankruptcy Code requires that each holder of such a section 507(a)(8) Priority Tax Claim receive the present value of such Claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax.

     Classified Claims and Interests

     Below is a chart and summary of the classified Claims and Interests under the Plan:

CLASS	INTEREST	IMPAIRED

1(a)	Secured Claim of the Bank Group consisting of:	Yes
• Bank Group Allowed Tranche A Claim
• Bank Group Allowed Tranche B Claim
1(b)	CIT Secured Claim consisting of:	Yes
• CIT Allowed Tranche A Claim
• CIT Allowed Tranche B Claim
1(c)	Secured Real Property Tax Claims	Yes
1(d)	PACA Claims	No
1(e)	Reclamation Claims	No
1(f)	Secured Personal Property Tax Claims	Yes
1(g)	Subordinate Real Property Claims	Yes
2	Priority Non-Tax Claims	No
3(a)	General Unsecured Claims, including but not limited to the CIT General Unsecured Claim	Yes
3(b)	Bondholder General Unsecured Claims	Yes
3(c)	Bank Group General Unsecured Claim	Yes
4	Interests	Yes

     Secured Claims

     Class 1(a): Secured Claim of Bank Group

     Class 1(a) consists of the Allowed Secured Claim of the Bank Group. Class 1(a) is impaired. The Allowed Secured Claim of the Bank Group consists of the following components:

•	an Allowed Secured Claim secured by restaurants the Debtors intend to operate after the Effective Date. Such claim shall be in the amount of $31,500,000, shall mature on September 1, 2006, shall accrue interest at the rate of Prime plus three (3) percent, adjusted annually and shall be amortized over a period of a fourteen (14) year period commencing September 1, 2003;

•	an Allowed Secured Claim secured by certain properties the Debtors are currently marketing for sale. Such claim shall be in the amount of $29,250,000 and shall not bear interest. It is estimated that the balance due under this Claim as of the Effective Date will be $12,855,132.20. This Claim shall be reduced by proceeds from the sale of certain of the Debtors’ properties;

•	a contingent claim equal to the lesser of $3,000,000 or the balance of the above secured claim after the sale of all properties proposed to be sold; and

•	the receipt by the Bank Group of warrants to purchase 615,835 shares of common stock in the reorganized Company (“New Common Stock”).

     Class 1(b); Allowed Secured Claims of CIT

     Class 1(b) consists of the Allowed Secured Claim of CIT. Class 1(b) is impaired. The Allowed Secured Claim of CIT consists of the following components:

•	an Allowed Secured Claim secured by furniture, fixtures and equipment located at restaurants the Debtors intend to operate after the Effective Date. Such Claim shall be in the amount of $2,535,000, shall mature and become due and payable on January 1, 2008, shall accrue interest beginning on the Effective Date at the annual rate of 7%, compounded monthly, and payable in arrears, and shall be amortized over a seven (7) year period commencing on the Effective Date;

•	an Allowed Secured Claim secured by the furniture, fixtures and equipment located at certain properties the Debtors are currently marketing for sale. Such claim shall be in the amount of $1,265,000 and shall not bear interest; and

•	a general Unsecured Claim in the amount of $8,791,336.19

     Class 1(c): Secured Real Property Tax Claims

     Class 1(c) consists of all of the claims of taxing authorities secured by real property owned by the Debtors. Class 1(c) is impaired.

     Class 1(d): PACA Claims

     Class 1(d) consists of all of the Holders of claims under the Perishable Agricultural Commodities Act (“PACA”). Class 1(d) is unimpaired

     Class 1(e): Reclamation Claims

     Class 1(e) consists of all of the holders of reclamation claims, which are secured by the goods subject to reclamation pursuant to Uniform Commercial Code section 2-701 and Bankruptcy Code section 546(c). Class 1(e) is unimpaired.

     Class 1(f): Secured Personal Property Tax Claims

     Class 1(f) consists of all of the Claims of taxing authorities secured by personal property owned by the Debtors. Class 1(f) is impaired.

     Class 1(g): Subordinate Secured Real Property Claims

     Class 1(g) consists of all claims secured by the Bank Group Properties that are junior to the liens held by the Bank Group for the Senior Secured Debt. Class 1(g) is impaired. The Debtors are not aware of any claims in this class

     Class of Priority Non-Tax Claims

     Certain priority Claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of Claims are entitled to priority treatment because the Code requires that each holder of such a Claim receive cash on the Effective Date equal to the allowed amount of such Claim. However, a class of Priority Non-Tax Claims may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the Allowed amount of such Claims. As discussed above, early on in these Cases, the Debtors obtained authority from the Court to pay certain pre-petition Claims of current employees. However, there are currently outstanding certain unpaid Priority Non-Tax Claims held by employees and former employees of the Debtors which the Debtors estimate will be allowed in an amount equal to $12,341.48.

     Classes of Unsecured Claims – Classes 3(a)-3(c)

     Unsecured Claims are not entitled to priority under Code section 507(a). Classes 3(a)-(c) are all impaired. Classes 3(a)-3(c) shall receive the following distributions:

•	a share of Class 3 Available Distributable Cash. This is a claimant’s share of up to $4,000,000 of the Tax Refund;

•	proceeds of certain litigation and preference actions;

•	Warrants to purchase New Common Stock. Such Warrants represent an amount equal to 15%, in the aggregate, of the shares of the New Common Stock to be issued or reserved for issuance in the reorganized Company. These Warrants will be issued in the name of the Creditor Trust Trustee on behalf of the beneficiaries of the Creditor Trust. So long as the Class 3 Warrants remain in the Creditor Trust, the Creditor Trust will hold, retain and exercise all rights as the sole holder of record of (a) all Class 3 Warrants issued in exchange for Class 3 Claims (other than CIT’s Allowed Class 3(a) Claim), including but not limited to the right to exercise such warrants, and (b) all shares of new common stock issuable upon exercise of such warrants.

     Classes of Interest Holders

     Interest holders are the Persons who hold common stock or partnership interests in the Debtors. All common stock of the Company, restricted stock held pursuant to the Company’s 2001 Restricted Stock Plan and all related rights to acquire shares of Class A Junior Participating Preferred Shares, and all equity interests in and to the Company and all options, warrants or other rights to purchase securities of the Company will be extinguished as of the Effective Date.

     In order to generate cash needed to make the payments under the Plan after the Effective Date, the Company will sell New Common Stock for an aggregate of $4,000,000. There will be approximately 60 holders of this new Common Stock of the Company. In addition, the Bank Group, CIT and the Creditor Trust will hold warrants to purchase the new Common Stock.

     Accordingly, concurrently with or shortly after the filing of this Current Report on Form 8-K, the Company intends to take the steps necessary to deregister its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and cease being subject to the periodic reporting requirements of the federal securities laws by filing with the Securities and Exchange Commission a Form 15. As such, it is expected that other than the filing of the Form 15 under the Exchange Act, no further reports or filings under the federal securities laws will be issued or made by the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit Number	Description
2.1	First Amended Plan of Reorganization, as revised, dated as of July 3, 2002, filed with the Court on July 3, 2002.
99.1	Confirmation Order entered by the Court on September 11, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOKER RESTAURANT CORPORATION

Dated: September 26, 2002	By:	/s/ Henry Hillenmeyer

Henry Hillenmeyer, Chief Executive Officer